CUSIP No. 04335A105	SCHEDULE 13G	Page 8 of 8 Pages

EXHIBIT A
JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13G dated October 10, 2018 (the “Schedule 13G”), with respect to the Common Stock of Arvinas, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October 10, 2018.

OrbiMed Capital GP VI LLC By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ Jonathan T. Silverstein
	Name:	Jonathan T. Silverstein
	Title:	Member of OrbiMed Advisors LLC

OrbiMed Advisors LLC

By:	/s/ Jonathan T. Silverstein
	Name:	Jonathan T. Silverstein
	Title:	Member of OrbiMed Advisors LLC

OrbiMed Capital LLC

/s/ Jonathan T. Silverstein
	Name:	Jonathan T. Silverstein Title: Member of OrbiMed Capital LLC